Execution Version

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Third Amendment
to the
Discovery Collaboration and License Agreement

between

Genentech, Inc.
1 DNA Way, South San Francisco, California 94080, US
(“Genentech”)

on the one hand

and

BicycleTx Limited

Blocks A & B, Portway Building Granta Park, Great Abington, Cambridge, United Kingdom, CB21 6GS

("BicycleTx ")

Whereas, Genentech and BicycleTx entered into a certain discovery collaboration and license agreement effective February 21, 2020, as amended (the “Agreement”); and

Whereas, the Agreement was amended by a First Amendment, effective 21 February 2020, and a Second Amendment, effective 21 February 2020; and

Whereas, Genentech and BicycleTx now desire to amend the Agreement in accordance with this third amendment (the “Third Amendment”).

Now therefore, in consideration of the mutual covenants and promises contained in this Third Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.	This Third Amendment is effective as of 26th October, 2022 (“Third Amendment Effective Date”).

2.	All capitalised terms not defined in this Third Amendment shall have the meanings given to them in the Agreement.

3.	Section 2.3.2 [g] of the Agreement shall be deleted and replaced in its entirety by the following:

(g)  Without limiting the generality of the foregoing Sections 2.3.2(e) and 2.3.2(f), both Parties may [*] basis, without [*].  On the [*], BicycleTx shall [*]. For the

Execution Version

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

avoidance of doubt, the [*] are [*] and BicycleTx shall have the sole right to [*].  Genentech may [*].

4.	Section 2.3.2 [h] of the Agreement shall be deleted and replaced in its entirety by the following:

(h) Notwithstanding the last sentence of Section 2.3.2(f), from the Effective

Date until [*] (the "[*] Option Period"), Genentech has the option to [*] ("[*] Products") outside this Agreement (the "[*] Option", and the associated license, the "[*] License"). For clarity, the right under the [*] License [*], and does not include the right to [*] basis. Genentech may exercise the [*] Option by providing written notice to BicycleTx ("[*] Option Notice") any time within the [*] Option Period. Following BicycleTx's receipt of the [*] Option Notice during the [*] Option Period, the Parties shall negotiate in good faith for a period of [*] terms of the [*] License, which shall be [*].

5.	Section 2.3.2 [i] of the Agreement shall be deleted and replaced in its entirety by the following:

(i) Notwithstanding the last sentence of Section 2.3.2(e), at any time after [*], BicycleTx may [*], provided that BicycleTx notifies Genentech in writing of [*] within [*] from Genentech therefor. If BicycleTx [*] to a Third Party to use a [*], then BicycleTx shall provide Genentech with [*] Genentech of [*] within [*] after receipt of an invoice from Genentech therefor.

6.	Except as amended herein, all other terms of the Agreement shall remain in full force and effect.

7.	The Parties agree that in order to fulfill the written form requirement of this Third Amendment, as alternative to handwritten signatures on a hardcopy, electronic signatures (“eSignature[s]”) of duly authorized representatives of the Parties may be used. eSignature shall mean a signature that consists of one or more letters, characters, numbers or other symbols in digital form incorporated in, attached to or associated with the electronic document, that (a) is unique to the person executing the signature; (b) the technology or process used to make the signature is under the sole control of the person making the signature; (c) the technology or process can be used to identify the person using the technology or process; and (d) the electronic signature can be linked with an electronic document in such a way that it can be used to determine whether the electronic document has been changed since the electronic signature was incorporated in, attached to or associated with the electronic document. This Third Amendment may be executed in two counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

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Execution Version

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, the Parties have entered into this Third Amendment as of the Third Amendment Effective Date-.

BicycleTx Limited ____________________________________ Name: Dr Michael Skynner Title: Chief Technical Officer Date:

Genentech, Inc. ____________________________________ Name: Title: Date:

Execution Version

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

[*]